EXHIBIT 10.1

THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (Third Amendment) is entered into the 10th day of November, 2014 (“Execution Date”) and effective this 1st Day of October, 2014 (“Effective Date”) by and between TWIN CITIES POWER HOLDINGS, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and TIMOTHY S. KRIEGER an individual with his principal residence at 19555 Oak Grove Ave. Prior Lake Minnesota 55372 (the “EMPLOYEE”).

The PARTIES entered into an Employment Agreement on the 1st day of January, 2012 and a FIRST AMENDENT and SECOND AMENDMENT to EMPLOYMENT AGREEMENT (collectively the “EMPLOYMENT AGREEMENT”) on the 24th of March, 2014.

The PARTIES wish to amend certain terms and conditions in the Employment Agreement pursuant to this Third Amendment.

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions herein contained, it is hereby agreed by and between the PARTIES:

1.        Section 4. Compensation is amended as follows:

(a)        Salary. The Company shall pay the Executive a salary of One Hundred Thousand Dollars ($100,000.00) per month beginning October 1, 2014 and each month thereafter.

2.        Other Terms and Conditions. All other terms and conditions of the Employment Agreement as amended remain unchanged except as hereinbefore amended by this THIRD AMENDMENT to EMPLOYMENT AGREEMENT

The COMPANY and the EMPLOYEE have duly executed this Third Amendment to the Employment Agreement as of the date and year set forth above.

TWIN CITIES POWER HOLDINGS, L.L.C.

/s/ Timothy S. Krieger

By: TIMOTHY S. KRIEGER

Its: President/CEO

/s/ Keith W. Sperbeck

By: KEITH W. SPERBECK

Its: Secretary

EMPLOYEE

/s/ Timothy S. Krieger

By: TIMOTHY S. KRIEGER